Exhibit 10.20

FY20__ Annual Grant

ENERGY XXI SERVICES, LLC

2006 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARDS AGREEMENT

This Restricted Stock Unit Awards Agreement (the “Agreement”), made as of the ___ day of ________, 20__ (the “Grant Date”), by and between Energy XXI Services, LLC (the “Employer”), Energy XXI (Bermuda) Limited, a Bermuda entity (the “Company”) and ____________________ (the “Grantee”), evidences the grant by the Employer of restricted stock units (“Restricted Stock Units” or “Award”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Energy XXI Services, LLC 2006 Long-Term Incentive Plan, as amended or restated from time to time (the “Plan”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. The Employer, the Company and the Grantee agree as follows:

1.          Basis for Award. This Award is made in accordance with Section 4.2 of the Plan. The Grantee hereby receives as of the date hereof a Restricted Stock Unit Award pursuant to the terms of this Agreement (the “Grant”).

2.          Restricted Stock Units Awarded.

(a)          The Employer hereby awards to the Grantee, in the aggregate, ____________ Restricted Stock Units.

(b)          The Employer shall in accordance with the Plan establish and maintain a Restricted Stock Unit Account for the Grantee, and such account shall be credited with the number of Restricted Stock Units granted to the Grantee. The Restricted Stock Unit Account shall be credited for the value of any securities or other property (including regular cash dividends) distributed with respect of the Stock. Any such property shall be deemed reinvested in Common Stock and be subject to the same vesting schedule as the Restricted Stock Units to which they relate.

(c)          Until the Restricted Stock Units awarded to the Grantee shall have vested, the Restricted Stock Units and any related securities, cash dividends or other property nominally credited to a Restricted Stock Unit Account shall not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated.

3.          Vesting.

(a)          The Restricted Stock Units covered by this Agreement shall vest with respect to 33.33% of the Restricted Stock Units, on each of the first, second and third anniversaries of the Grant Date (the “Vesting Dates”) provided that, Grantee is still employed by the Employer (or the Company or any Affiliate) on such Vesting Date. Except as provided in Section 3(b) below, if the Grantee ceases to be employed by the Employer (or the Company or any Affiliate) for any other reason at any time prior to the lapse of restrictions, the unvested Restricted Stock Units shall automatically be forfeited upon such cessation of employment.

FY20__ Annual Grant

(b)          The Restricted Stock Units shall immediately vest upon: (i) the death of the Grantee; (ii) Disability of the Grantee; or (iii) a Change of Control of the Company.

4.          Payment.

(a)          Except as provided below, payment shall be made in cash or Common Stock to the Grantee (at the sole discretion of the Committee) as soon as practicable after the Vesting Date, or event set forth in Section 3(b), and in any event, within 2½ months after such date. If and to the extent that payment is made in Common Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Common Stock free of all restrictions hereunder, except for applicable federal securities laws restrictions. Any securities, cash dividends or other property credited to the Restricted Stock Unit Account other than Restricted Stock Units shall be paid in kind, or, in the discretion of the Committee, in cash.

(b)           Notwithstanding Section 4(a) above, settlement with respect to the Restricted Stock Units awarded to you pursuant to Section 2(a) above may be deferred pursuant to this Section 4(b) (the “Deferrable Shares”). In the event that upon any Vesting Date the value of the cash or property to be distributed with respect to the Deferrable Shares in connection with the Vesting Date is more than two times the value of such Deferrable Shares on the Grant Date such excess shall not be paid pursuant to Section 4(a) but shall instead be paid pursuant to this Section 4(b) (the “Deferred Portion”). The Deferred Portion will be deemed reinvested in Common Stock and will be paid, in cash or in Common Stock (at the sole discretion of the Committee), in substantially equal installments on the first and second annual anniversaries of such Vesting Date regardless of continued employment of the Grantee. In the event vesting of the Deferrable Shares results from an event set forth in Section 3(b), this Section 4(b) will not apply and payment with respect to the Deferrable Shares will be made pursuant to Section 4(a); provided, however, in the event of a Change of Control of the Company that does not constitute a distribution event under Section 409A(a)(2)(A)(v) of the Code, the Deferrable Shares will vest upon the occurrence of such Change of Control but the deferred payment provisions of this Section 4(b) will apply to payment of the Deferred Portion. If and to the extent that payment is made in Common Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Common Stock free of all restrictions hereunder, except for applicable federal securities laws restrictions. Any securities, cash dividends or other property credited to the Restricted Stock Unit Account other than Restricted Stock Units shall be paid in kind, or, in the discretion of the Committee, in cash.

5.          Compliance with Laws and Regulations. The issuance of shares of Common Stock upon vesting of the Restricted Stock Units shall be subject to compliance by the Employer, the Company and the Grantee with all applicable requirements of securities laws, other applicable laws and regulations of any stock exchange on which the shares of Common Stock may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.

FY20__ Annual Grant

6.          Tax Withholding. The Employer and the Company may deduct from any payment of any kind otherwise due to the Grantee (including payments due when the Restricted Stock Units vest) any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock Units. Alternatively, the Grantee may no later than the date as of which the Restricted Stock Units vest, pay to the Employer or the Company (in cash or to the extent permitted by the Committee, Common Stock held by the Grantee whose Fair Market Value on the day preceding the date the Restricted Stock Units vests is equal to the amount of the Grantee’s tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock Units for which the restrictions shall lapse.

7.          Nontransferability. This Award is not transferable.

8.          No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on the right of the Employer or the Company or any of its Affiliates to terminate the Grantee’s employment at any time, in absence of a specific written agreement to the contrary.

9.          Severability.   In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

10.         Certain Restrictions.   By executing this Agreement, Grantee acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Employer or the Company may reasonably request in order to comply with the terms of this Agreement or the Plan, or securities laws or any other applicable laws, rules or regulations.

11.         Amendment and Termination. Except as otherwise provided in the Plan or this Agreement, no amendment or termination of this Agreement shall be made by the Employer or the Company without the written consent of the Grantee.

12.         No Guarantee of Tax Consequences.   Neither the Employer nor the Company makes any commitment or guarantee to Grantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

13.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Employer, the Company and all persons lawfully claiming under Participant.

14.         Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. The courts in Harris County, Texas shall be the exclusive venue for any dispute regarding the Plan or this Agreement.

[Signatures on following page]

FY20__ Annual Grant

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

ENERGY XXI SERVICES, LLC

By:
Name:	D. West Griffin
Title:	Director

ENERGY XXI (BERMUDA) LIMITED, a Bermuda entity

By:
Name:	John D. Schiller, Jr.
Title:	Chairman and CEO

GRANTEE

By:

Page 4